STOCK REPURCHASE, TERMINATION AND RELEASE AGREEMENT

    THIS STOCK REPURCHASE, TERMINATION AND RELEASE
AGREEMENT (this "Agreement") is made as of the 9th day of April, 2018, between Stealth
Technologies, Inc., a Nevada corporation (the "Company"), and Harmonious Enterprises Inc., a
New York corporation ("Seller").

    WHEREAS, the Company and Seller are parties to that certain Agreement for
Purchase and Sale of PERS Monitoring Accounts, dated as of September I, 2014 (the "PERS
Agreement"), which, among other provisions, includes ongoing covenants and agreements between the respective parties;

    WHEREAS, the parties hereby desire to terminate their respective obligations and covenants under the PERS Agreement (the "Termination");

    WHEREAS, Seller is the holder of 372,137 shares ("Shares") of common stock of the Company, par value $0.001 per share ("Common Stock"); and

    WHEREAS, Seller desires to sell, and the Company desires to repurchase, the
Shares on the terms and subject to the conditions contained in this Agreement (the "Stock
Repurchase").

    NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. Purchase and Sale of Stock: Transfer of Customer Accounts: Termination
of PERS Agreement: Release.

    1.1 Sale of Stock. Subject to the terms and conditions of this
Agreement, Seller hereby sells and transfers the Shares to the Company, and the Company hereby purchases the Shares from Seller. Concurrently herewith, Seller is delivering to the
Company the stock certificate representing the Shares, accompanied by a duly executed stock power (with a medallion signature guarantee).

    1.2 Transfer of Customer Accounts. In consideration for the sale of the Shares and in connection with the termination of the PERS Agreement, the Company hereby transfers the Customer Accounts (as defined in the PERS Agreement) and any uncollected accounts receivable relating to such Customer Accounts to Seller. Seller acknowledges and agrees that the Company (a) is making no representation, warranty or covenant regarding the
Customer Accounts or such accounts receivable or the status or collectability of any such accounts receivable or any other amounts owed under the Customer Accounts, (b) shall have no liability to Seller or otherwise in the event of non-payment, underpayment, or late payment of any such accounts receivable or any other amounts owed under the Customer Accounts, and (c)
shall have no further rights or obligations under or with respect to such Customer Accounts, such accounts receivable, or any other amounts owed under the Customer Accounts. Further, Seller acknowledges and agrees that (y) Seller has no right, title or interest in or to any amounts

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collected by the Company prior to the date of this Agreement with respect to or under such
Customer Accounts, accounts receivable, or otherwise, and (z) no amounts previously collected by the Company will be remitted to Seller.

    1.3 Termination. In consideration for the sale of the Shares, the PERS
Agreement is hereby terminated without any liability or obligation on the part of either the
Company or Seller, and is and shall be of no further force and effect, and no action shall be needed to effect such termination between the Company and Seller. Neither party shall have any further obligations or rights arising from or otherwise related to the PERS Agreement.

    1.4 Mutual Release.

    (a) In partial consideration of the consummation of the transactions set forth herein, Seller, for itself and its successors, assigns, agents and affiliates (collectively, including Seller, the
"Seller Releasers"), hereby forever fully, irrevocably and unconditionally releases and discharges the Company and its affiliates, subsidiaries (direct and indirect), stockholders, directors, officers, partners, members, employees, agents, lenders (and agents related thereto)
and representatives (respectively, the "Company Released Parties") from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses, and attorneys', brokers' and accountants' fees and expenses) arising out of or related to Seller's ownership of the Shares, the repurchase of the Shares hereunder, the
Customer Accounts, any accounts receivable relating to such Customer Accounts, or the PERS
Agreement, which the Seller Releasers (or any of them) can, shall or may have against the
Company Released Parties (or any of them), whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist, other than a claim for breach of this Agreement (collectively, "Seller Released Claims"). Each of the Seller Releasers
hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Company Released Party based upon any Seller
Released Claim. Seller, on behalf of itself and each of the Seller Releasers, hereby acknowledges that such person has been advised by legal counsel and waives and relinquishes all rights and benefits under any statute or regulation that states, in substance:

    "A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

Seller, on behalf of itself and each of the Seller Releasers, acknowledges that such person may have sustained damage, loss, cost or expense that is presently unknown or unsuspected, and that such damage, loss, cost or expense as may have been sustained may give rise to additional damage, loss, cost or expense in the future. Nevertheless, Seller, on behalf of itself and each of the Seller Releasers, acknowledges that this Section 1.4(a) has been negotiated and agreed upon in light of this situation and expressly waives any and all rights which such person may have under any such applicable state or federal statute or common law principle relating to the release of claims.

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    (b) In partial consideration of the consummation of the transactions set forth herein, the
Company, for itself and its successors, assigns, agents and affiliates (collectively, including the
Company, the "Company Releasers"), hereby forever fully, irrevocably and unconditionally releases and discharges Seller and its affiliates, subsidiaries (direct and indirect), stockholders, directors, officers, partners, members, employees, agents, lenders (and agents related thereto)
and representatives (respectively, the "Seller Released Parties") from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expenses, and attorneys', brokers' and accountants' fees and expenses) arising out of or related to Seller's ownership of the Shares, the repurchase of the Shares hereunder, the
Customer Accounts, any accounts receivable relating to such Customer Accounts, or the PERS
Agreement, which the Company Releasers (or any of them) can, shall or may have against the
Seller Released Parties (or any of them), whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated and that now exist, other than a claim for breach of this
Agreement (collectively, "Company Released Claims"). Each of the Company Releasers hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any Seller Released Party based upon any Company
Released Claim. The Company, on behalf of itself and each of the Company Releasers, hereby acknowledges that such person has been advised by legal counsel and waives and relinquishes all rights and benefits under any statute or regulation that states, in substance:

    "A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

The Company, on behalf of itself and each of the Company Releasers, acknowledges that such person may have sustained damage, loss, cost or expense that is presently unknown or unsuspected, and that such damage, loss, cost or expense as may have been sustained may give rise to additional damage, loss, cost or expense in the future. Nevertheless, the Company, on behalf of itself and each of the Company Releasers, acknowledges that this Section 1.4(b) has been negotiated and agreed upon in light of this situation and expressly waives any and all rights which such person may have under any such applicable state or federal statute or common law principle relating to the release of claims.

    2. Representations and Warranties of Seller. Seller hereby represents and warrants that the following representations are true and complete as of the date hereof:
2.1 Ownership of Shares. Seller owns all right, title and interest (legal and beneficial) in and to all of the Shares being sold pursuant to this Agreement free and clear of all liens, including, but not limited to, any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise, except for those imposed by applicable federal and state securities laws. Seller has the full power and authority to sell, transfer, convey, assign and deliver to the Company the Shares being sold by it to the Company, and as a result of the consideration received by Seller pursuant to Sections 1.2, 1.3 and .lA(hl of this Agreement, the

4820-4970-2750.11

Company shall acquire valid and unencumbered title to the Shares to be delivered by Seller hereunder. Other than the Shares, Seller does not own any interests in or equity securities
(including Common Stock) of the Company.

    2.2 Authority. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

    2.3 Enforceability. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

    2.4 Governmental Consents. No consent, approval, order or
authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of Seller is required m connection with the consummation of the transactions contemplated by this Agreement.

    2.5 Compliance with Other Instruments. The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby will not result in a violation or breach of any provision of Seller's certificate of incorporation or by-laws, a violation or breach of any law applicable to Seller, a material violation of, or default under, any instrument, judgment, order, writ, decree or contract to which Seller is a party or is otherwise bound, or an event that results in the creation of any lien, charge or encumbrance upon the Shares being sold by Seller. Seller has received all consents or waivers necessary to transfer the Shares being sold by Seller to the Company, and such transfer is not subject to any right of notice, first refusal, preemptive, tag-along or dragalong right or other comparable obligations or restrictions.

    2.6 Litigation. There is no action, suit, proceeding or investigation pending or, to Seller's knowledge, currently threatened that questions the validity of this
Agreement, or the right of Seller to enter into this Agreement, or to consummate the transaction contemplated hereby.

    2. 7 Receipt of Information. Seller believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this
Agreement and perform the obligations set forth herein. Seller hereby represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. Seller hereby acknowledges that any future sale of shares of the Company's capital stock could be at a premium or a discount relative to the consideration being received by Seller under this Agreement, and that such sale could occur at any time or not at all . In addition, such Seller acknowledges that the foregoing could lead to significant increases in the price of the Company's Common Stock over the consideration being received by Seller.

4820-4970-2750.11

    3. Representations and Warranties of the Company. The Company hereby represents and warrants that the following representations are true and complete as of the date hereof:

    3.1 Authority. The execution and delivery of this Agreement by the
Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

    3.2 Enforceability. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors'
rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

    3.3 Governmental Consents. No consent, approval, order or
authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, other than any filings on Form 8-K required to be made with the Securities and Exchange Commission following, and as a result of, the consummation of the transactions contemplated by this
Agreement (provided, however, that, at least two (2) business days prior to any such filing, the
Company shall furnish to Seller by email (htcnyc@gmail.com) and its counsel, Certilman Balin
Adler & Hyman, LLP, by email (fskolnik@certilmanbalin.com) a copy of the proposed filing and shall give good faith consideration to any comments provided by Seller or its counsel so long as such comments are provided to the Company by email (bmcfadden@stealthtechinc.com)
no later than twenty-four (24) hours after the proposed filing was furnished to Seller and its counsel).

    3.4 Compliance with Other Instruments. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company ofthe transactions contemplated hereby will not result in a violation or breach of any provision of the
Company's articles of incorporation or by-laws, a violation or breach of any law applicable to the Company, or a material violation of, or default under, any instrument, judgment, order, writ, decree or contract to which the Company is a party or is otherwise bound. The Company has received all consents or waivers necessary to purchase the Shares being sold by Seller to the
Company, and such purchase is not subject to any right of notice or any other restriction.

    3.5 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened that questions the validity of this
Agreement, or the right of the Company to enter into this Agreement, or to consummate the transaction contemplated hereby.

    4. Miscellaneous.

    4.1 Successors and Assigns: Third Party Beneficiaries. Except as
otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Company

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Released Parties and the Seller Released Parties are intended third-party beneficiaries of this
Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

    4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, excluding choice of law principles thereof, except that the applicable provisions of Section 78 of the Nevada Revised Statutes shall apply with respect to the repurchase of the Shares.

    4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    4.4 Titles and Subtitles. The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

    4.5 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party also represents that it has not entered into any agreements for which such party would be liable for finders' fees or commissions in connection with this transaction or any other contemplated transaction. Each party agrees to indemnify and hold harmless the other party from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its directors, stockholders, employees or representatives is responsible.

    4.6 Amendment. Any term of this Agreement may be amended only with the written consent of the Company and Seller. Any amendment or waiver effected in accordance with this section shall be binding upon each party hereto (and any successors or assigns).

    4. 7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    4.8 Survival of Representations and Warranties. The representations, warranties and covenants made by Seller and the Company shall survive the Closing. The representations and warranties made by Seller and the Company herein shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any party.

    4.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

    4.10 Expenses. Each party shall pay all costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this
Agreement and the transactions contemplated hereby. If any action at law or in equity is

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necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney 's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.11 Notices. All notices, requests, consents, and other
communications under this Agreement shall be in writing and shall be deemed delivered
(a) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

    If to the Company, at the address set forth below the Company's signature to this Agreement, or at such other address as may have been furnished in writing by the Company to Seller; and

    If to Seller, at the address set forth below Seller's signature to this
Agreement, or at such other address as may have been furnished in writing by Seller to the
Company.

    Any party may give any notice, request, consent or other
communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 4.11 .

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

STEALTH TECHNOLIES, INC.

BY: BRIAN McFADDEN
Name: Brian McFadden
Title: President

Address: 801 West Bay Drive, Suite 470
Largo, Florida 33770

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

HARMONIOUS ENTERPRISES INC.

BY: HING-TACK CHEN
Name: Hing-Tack Chen
Title: President
'
Address: 37 .West 47th Street
Suite 201
New York, New York ) 0036

4820-4970-2750.11